WCT Funds                                                  September 1, 1997
                                                                  Exhibit 6(iii)

                                     FORM OF
                  SALES AGREEMENT WITH EDGEWOOD SERVICES, INC.


         This Agreement is entered into between the financial institution executing this Agreement ("Financial Institution") and Edgewood Services, Inc. ("ESI") for WCT Funds (the "Trust"), which may be offered in one or more series (the "Funds") and classes (the "Classes") of shares ("Shares"), for which ESI serves as Distributor of shares of beneficial interest or capital stock. The Funds or Classes to which this Agreement applies are set forth in Schedule A hereto.

1.       Status of Financial Institution as "Bank" or Registered Broker-Dealer.

         The Financial Institution represents and warrants to ESI that:

     (a)  It is either a "bank" as that term is defined  in  Section  3(a)(6) of
          the   Securities   Exchange  Act  of  1934   ("Exchange   Act")  or  a
          broker-dealer registered with the Securities and Exchange Commission.

         (b) If the Financial Institution is a "bank", it is a duly organized and validly existing bank in good standing under the laws of the jurisdiction in which it is organized. The Financial Institution agrees to give written notice to ESI promptly in the event that it shall cease to be a "bank" as defined in Section 3(a)(6) of the Exchange Act. In that event, this Agreement shall be automatically terminated upon such written notice.

         (c) If the Financial Institution is a registered broker-dealer, it is a member of the NASD and it agrees to abide by all of the rules and regulations of the NASD including, without limitation, the NASD Rules of Fair Practice. The Financial Institution agrees to notify ESI immediately in the event of (1) its expulsion or suspension from the NASD, or (2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. The Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of the Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon ESI's written notice of termination to the Financial Institution.

2.       Financial Institution Acts as Agent for its Customers.

         The parties agree that in each transaction in the Shares of the Trust:
(a) the Financial Institution is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between the Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Trust to which this Agreement applies;
(d) each transaction shall be for the account of the customer and not for the Financial Institution's account; and (e) each transaction shall be without recourse to the Financial Institution provided that the Financial Institution acts in accordance with the terms of this Agreement. The Financial Institution shall not have any authority in any transaction to act as ESI's agent or as agent for the Trust.

3.       Execution of Orders for Purchase and Redemption of Shares.

         (a) All orders for the purchase of any Shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share, plus any applicable redemption charge, in each case as described in the prospectus of the Fund or Class. ESI and the Trust reserve the right to reject any purchase request at their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by ESI, a copy of each confirmation shall be sent simultaneously to the Financial Institution if the Financial Institution so requests.

     (b) The procedures relating to all orders and the handling of them will be subject to the terms of the prospectus of each Fund or Class and ESI's written instructions to the Financial Institution from time to time.

         (c) Payments for Shares shall be made as specified in the applicable Fund or Class prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund or Class prospectus, ESI reserves the right, without notice, to cancel the sale and to hold the Financial Institution responsible for any loss sustained as a result thereof.

         (d) The Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Trust's recordkeeping system, accessed via any computer hardware or software provided to the Financial Institution by ESI.

4.       Fees Payable to the Financial Institution from Sales Loads.

         (a) On each order accepted by ESI, in exchange for the performance of sales and/or administrative services, the Financial Institution will be entitled to receive from the amount paid by the Financial Institution's customer the applicable percentage of the sales load, if any, as established by ESI. The sales loads for any Fund or Class shall be those set forth in its prospectus. The portion of the sales load payable to the Financial Institution may be changed at any time at ESI's sole discretion upon thirty (30) days' written notice to the Financial Institution.

         (b) Transactions may be settled by the Financial Institution: (1) by payment of the full purchase price to ESI less an amount equal to the Financial Institution's applicable percentage of the sales load, or (2) by payment of the full purchase price to ESI, in which case ESI shall pay to the Financial Institution, not less frequently than monthly, the aggregate fees due it on orders received and settled.

5.       Payment of Rule 12b-1 Fees to the Financial Institution.

         Subject to and in accordance with the terms of each Fund or Class prospectus and the Rule 12b-1 Plan, if any, adopted by resolution of the Board of Trustees, and the shareholders of any Fund or Class pursuant to Rule 12b-1 under the Investment Company Act of 1940, ESI may pay fees for sales and/or administrative support services to certain financial institutions (such as banks and securities dealers). The Financial Institution may serve as an Administrator, in accordance with the terms of the form of Rule 12b-1 Agreement attached as Appendix A, for all of its customers who purchase Shares of any Funds or Classes whose prospectuses provide for the use of Administrators.

6.       Delivery of Prospectuses to Customers.

         The Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the prospectus of the Fund or Class. The Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus of the Fund or Class or in any promotional materials or sales literature furnished to the Financial Institution by ESI or the Fund or Class.

7.       Indemnification.

         (a) The Financial Institution shall indemnify and hold harmless ESI, the Trust, the transfer agents of the Trust, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by the Financial Institution of any provision of this Agreement; or (2) any actions or omissions of ESI, the Trust, the transfer agents of the Trust, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of the Financial Institution.

         (b) ESI shall indemnify and hold harmless the Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by ESI of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in the Trust's Registration Statement or Prospectuses, or as a result of or based upon any alleged omission to state a material fact required to be stated, or necessary to make the statements not misleading.

     (c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) The provisions of this Paragraph 7 shall survive the termination of this Agreement.

8.       Customer Names Proprietary to the Financial Institution.

         (a) The names of the Financial Institution's customers are and shall remain the Financial Institution's sole property and shall not be used by ESI or its affiliates for any purpose except the performance of its duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Trust. Notwithstanding the foregoing, this Paragraph 8 shall not prohibit ESI or any of its affiliates from utilizing the names of the Financial Institution's customers for any purpose if the names are obtained in any manner other than from the Financial Institution pursuant to this Agreement.

         (b) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

         (c) The provisions of this Paragraph 8 shall survive the termination of this Agreement.

9.       Solicitation of Proxies.

         The Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of the Trust in opposition to proxies solicited by management of the Trust, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Trustees of the Trust constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 9 will survive the term of this Agreement.

10.      Certification of Customers' Taxpayer Identification Numbers.

         The Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide ESI or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

11.      Notices.

         Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to ESI shall be given or sent to ESI at its offices located at Federated Investors Tower, Pittsburgh, PA 15222-3779, and all notices to the Financial Institution shall be given or sent to it at its address shown below.

12.      Termination and Amendment.

     (a) This Agreement shall become effective in this form as of the date set forth below and may be terminated at any time by either party upon thirty (30) days' prior notice to the other party. This Agreement supersedes any prior sales agreements between the parties.

         (b) This Agreement may be amended by ESI from time to time by the following procedure. ESI will mail a coy of the amendment to the Financial Institution's address, as shown below. If the Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Financial Institution's objection must be in writing and be received by ESI within such thirty (30) days.

13.      Governing Law.

             This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.



                                     [Financial Institution Name]
                                     (Please Print or Type)


                                     Address


                                     City                  State       Zip Code


Dated:                               By:
         Authorized Signature


                                     Title


                                     Print Name or Type Name


                                     EDGEWOOD SERVICES, INC.
                                     Federated Investors Tower
                                     Pittsburgh, Pennsylvania 15222-3779


                                     By:

                                   APPENDIX A
                              RULE 12b-1 AGREEMENT


         This Agreement is made between the Financial Institution executing this Agreement ("Administrator") and Edgewood Services, Inc. ("ESI") for the mutual funds (referred to individually as the "Fund" and collectively as the "Funds") for which ESI serves as Distributor of shares of beneficial interest or capital stock ("Shares") and which have adopted a Rule 12b-1 Plan ("Plan") and approved this form of agreement pursuant to Rule 12b-1 under the Investment Company Act of 1940. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. ESI hereby appoints Administrator to render or cause to be rendered sales and administrative support services to the Funds and their shareholders.

         2. The services to be provided under Paragraph 1 may include, but are not limited to advertising, compensation of sales personnel, mailing of prospectuses, providing assistance and review in designing materials to send to potential customers, and such other services as are primarily intended to result in sales of Shares by the Funds.

         3. During the term of this Agreement, ESI will pay the Administrator fees for each Fund as set forth in a written schedule delivered to the Administrator pursuant to this Agreement. ESI's fee schedule for Administrator may be changed by ESI sending a new fee schedule to Administrator pursuant to Paragraph 12 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that the Rule 12b-1 Agreement is in effect during the quarter.

         4. The Administrator will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, the Administrator understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

         5. The Administrator understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

         6. The Administrator agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors or Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This paragraph 6 will survive the term of this Agreement.

         7. With respect to each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Directors or Trustees of the Fund, including a majority of the members of the Board of Directors or Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Disinterested Directors or Trustees") cast in person at a meeting called for that purpose.

         8. Notwithstanding paragraph 7, this Agreement may be terminated as follows:

         (a)at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Directors or Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

         (b)automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940 or upon the termination of the "Administrative Support and Distributor's Contract" or "Distributor's Contract" between the Fund and ESI; and

         (c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

         9. The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

         10. The Administrator agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide ESI or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

     11. This Agreement supersedes any prior service agreements between the parties for the Funds.

         12. This Agreement may be amended by ESI from time to time by the following procedure. ESI will mail a copy of the amendment to the Administrator's address, as shown below. If the Administrator does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Administrator's objection must be in writing and be received by ESI within such thirty days.

          13. This Agreement shall be construed in accordance with the Laws of the Commonwealth of Pennsylvania.



                          Administrator


                          Address


                          CityState             Zip Code

Dated:                    By:
                              Authorized Signature


                          Title


                          Print Name of Authorized Signature




                          EDGEWOOD SERVICES, INC.
                          Federated Investors Tower
                          Pittsburgh, Pennsylvania 15222-3779



                          By: